                              M & F Worldwide Corp.
                               35 East 62nd Street
                            New York, New York 10021


                                                             April 19, 2001


Panavision Inc.
6219 De Soto Avenue
Woodland Hills, California

Gentlemen:

         We are delivering this letter to Panavision Inc., a Delaware corporation ("Panavision"), in connection with the execution of a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), by and between M & F Worldwide Corp. ("M &F Worldwide") and PX Holding Corporation, a Delaware corporation ("PX Holding") and a wholly owned subsidiary of Mafco Holdings Inc., a Delaware corporation ("Mafco"). Pursuant to the Stock Purchase Agreement, M & F Worldwide is acquiring from PX Holding the 7,320,225 shares of common stock, par value $.01 per share, of Panavision, held by PX Holding. Additionally, Mafco is delivering a letter, dated the date hereof, pursuant to which Mafco will make available to M & F Worldwide, upon the terms set forth therein, an aggregate amount equal to $10,000,000 from time to time as requested by M & F Worldwide, but in no event later than December 31, 2001 (the "Mafco Letter Agreement").

         In connection with this transaction, and for good and valuable consideration, M & F Worldwide hereby irrevocably agrees that it shall, or shall cause a wholly-owned subsidiary (a "M & F Worldwide Sub") to, make available to Panavision, without any set-off, counterclaim or defense, an aggregate amount equal to $10,000,000 (the "Investment Contribution Amount"), as required from time to time by Panavision to make payments of principal or interest under its credit facility or senior subordinated notes, but in any event no later than December 31, 2001; provided, however, that such obligations shall be conditioned upon M & F Worldwide having previously received an equivalent cash disbursement pursuant to the Mafco Letter Agreement.

         All amounts made available by M & F Worldwide or M & F Worldwide Sub as described in this letter shall be made in dollars in immediately available funds directly to an operating account of Panavision at The Chase Manhattan Bank ("Chase"), and upon crediting of such payments to such account shall be deemed received by Panavision in satisfaction of the obligations of M & F Worldwide hereunder.

         Amounts made available by M & F Worldwide or M & F Worldwide Sub to Panavision as described above shall constitute a purchase by M & F Worldwide of
(i) common stock of Panavision, (ii) voting preferred stock of Panavision or
(iii) subordinated indebtedness of Panavision; provided, however, that in the case of any such preferred stock or any such subordinated indebtedness, such preferred stock or subordinated indebtedness shall have arms-length terms and conditions reasonably satisfactory to Chase; but provided, further that it shall not be a condition to M&F Worldwide or M & F Worldwide Sub making available to Panavision all or any portion of the Investment Contribution Amount that there be prior agreement as to (x) the number of shares of such common stock, (y) the number of shares or terms and conditions of such preferred stock or (z) the terms and conditions of such subordinated indebtedness.

         In connection with the payment of the Investment Contribution Amount, M & F Worldwide represents and warrants that:

     a. M & F Worldwide is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

     b. None of the execution and delivery of this letter, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by M & F Worldwide shall conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of M & F Worldwide, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which M & F Worldwide is a party or by which M & F Worldwide or any of its property is bound or to which it is subject;

     c. M & F Worldwide has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this letter and the execution, delivery and performance by M & F Worldwide of this letter has been duly authorized; and

     d. This letter has been duly and validly executed and delivered by M & F Worldwide and constitutes the legal, valid and binding obligation of M & F Worldwide, enforceable against M & F Worldwide in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         In addition, in connection with the payment of the Investment Contribution Amount, M & F Worldwide agrees to the following:

     a. Expenses. M & F Worldwide agrees to reimburse Panavision for all reasonable costs and expenses of Panavision (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with any default by M & F Worldwide or enforcement or collection proceeding against M & F Worldwide arising from the terms described in this letter.

     b. Amendment. M & F Worldwide will not amend, alter or waive the terms of this letter without the consent of Panavision and Chase.

     c. Successors and Assigns. This letter shall be binding upon the heirs, executors, administrators, successors and assigns of M & F Worldwide, and shall inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Chase and Panavision; provided, however, that M & F Worldwide shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of Chase; provided, further that M & F Worldwide shall have the right to cause M & F Worldwide Sub to make and hold the investment contemplated by this letter.

     d. Governing Law; Submission to Jurisdiction. This letter shall be governed by, and construed in accordance with, the law of the State of New York. M & F Worldwide hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this letter or the transactions contemplated hereby.

     e. WAIVER OF JURY TRIAL. M & F WORLDWIDE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the undersigned, being a duly elected officer of M & F Worldwide, has executed this letter as of the date first written above.


                                        M & F WORLDWIDE CORP.


                                        By: /s Howard Gittis
                                           -----------------------
                                        Name:  Howard Gittis
                                        Title: Chairman of the Board of
                                               Directors, President and Chief
                                               Executive Officer

                               Mafco Holdings Inc.
                               35 East 62nd Street
                            New York, New York 10021


                                                             April 19, 2001


M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021

Gentlemen:

         We are delivering this letter (the "Letter Agreement") to M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide"), at your request in connection with the execution of a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), by and between M & F Worldwide and PX Holding Corporation, a Delaware corporation ("PX Holding") and a wholly owned subsidiary of Mafco Holdings Inc., a Delaware corporation ("Mafco"). Pursuant to the Stock Purchase Agreement, M & F Worldwide is acquiring from PX Holding the 7,320,225 shares of common stock, par value $.01 per share, of Panavision Inc., a Delaware corporation ("Panavision"), held by PX Holding.

         M & F Worldwide has asked that Mafco provide certain agreements and undertakings in connection with a letter, dated the date hereof, delivered by M & F Worldwide to Panavision (the "M & F Worldwide Letter"), pursuant to which M & F Worldwide will make available to Panavision, subject to the terms of the M & F Worldwide Letter, an aggregate amount equal to $10,000,000, as required from time to time by Panavision to make payments of principal or interest under its credit facility or senior subordinated notes, but in no event later than December 31, 2001.

         Accordingly, as a partial inducement for M & F Worldwide entering into the Stock Purchase Agreement and as an inducement for M & F Worldwide executing the M & F Worldwide Letter, Mafco hereby irrevocably agrees that at such time or times as M&F Worldwide shall request on at least two business days' notice, but in no event later than December 31, 2001, Mafco or corporations under its control (each a "Mafco Sub") will disburse, without any set-off, counterclaim or defense, an aggregate amount equal to $10,000,000 (the "Mafco Disbursement") to M & F Worldwide, such Mafco Disbursement being in the form described in the term sheet attached hereto. Each request by M & F Worldwide for a disbursement of funds shall indicate that all of such funds will be promptly made available to Panavision under the letter referred to in the preceding paragraph directly to the account referred to in such letter.

         In connection with the Mafco Disbursement, Mafco represents and warrants that:

     a. Mafco is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

     b. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by Mafco will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of Mafco, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Mafco is a party or by which Mafco or any of its property is bound or to which it is subject;

     c. Mafco has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by Mafco of this Letter Agreement has been duly authorized; and

     d. This Letter Agreement has been duly and validly executed and delivered by Mafco and constitutes the legal, valid and binding obligation of Mafco, enforceable against Mafco in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         In addition, in connection with the payment of the Mafco Disbursement, M & F Worldwide agrees to the following:

     a. Expenses. Mafco agrees to reimburse M & F Worldwide for all reasonable costs and expenses of M & F Worldwide (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with any default by Mafco or enforcement or collection proceeding against Mafco arising under this Letter Agreement.

     b. Amendment. Mafco will not amend, alter or waive the terms of this letter without the consent of M & F Worldwide and The Chase Manhattan Bank ("Chase").

     c. Successors and Assigns. This Letter Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Mafco and Panavision; provided, however, that Mafco shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of Chase; provided, further, that Mafco shall have the right to cause Mafco Sub to make and hold the investment contemplated by this Letter Agreement.

     d. Governing Law; Submission to Jurisdiction. This Letter Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Mafco hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

     e. WAIVER OF JURY TRIAL. MAFCO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Mafco's agreements and undertakings hereunder are for the sole benefit of M & F Worldwide and shall not create third party beneficiary rights on behalf of any other person or entity, except, with respect to Chase, to the extent expressly provided herein.

         If you are in agreement with the foregoing, please so indicate by signing the enclosed duplicate copy of this letter.


                                              Very truly yours,

                                              MAFCO HOLDINGS INC.



                                              By: /s/ Todd J. Slotkin
                                                  ---------------------------
                                              Name:  Todd J. Slotkin
                                              Title: Executive Vice President
                                                     and Chief Financial
                                                     Officer


ACCEPTED AND AGREED TO:

M & F WORLDWIDE CORP.


By: /s/ Howard Gittis
    ----------------------------
Name:  Howard Gittis
Title: Chairman of the Board of
       Directors, President and Chief
       Executive Officer


                                 TERM SHEET
-------------------------------------------------------------------------------


Amount:                     $10,000,000

Use of Proceeds:            To fund M&F Worldwide's investment
                            of $10,000,000 in Panavision.

Form of                     In M&F Worldwide's discretion, either or both of:
Consideration:
                            o   subordinated debt of M&F Worldwide, maturing as
                                M&F Worldwide determines based on its cash flow projections, and bearing an interest rate equal to the Pneumo Abex Credit Agreement; or

                            o newly issued shares of Series B Preferred Stock priced at the greater of (i) $15 per share, or
                                (ii) the then fair market value of M&F Worldwide Common Stock at the time.